Exhibit 107

Calculation of Filing Fee Tables

Form S-3 ASR

(Form Type)

Nuvalent, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to Be Paid	Debt	Debt Securities	456(b) and 457(r)	(1)	(1)	(1)	(2)	(2)

Fees to Be Paid	Equity	Class A Common Stock, par value $0.0001 per share	456(b) and 457(r)	(1)	(1)	(1)	(2)	(2)

Fees to Be Paid	Equity	Preferred Stock, par value $0.0001 per share	456(b) and 457(r)	(1)	(1)	(1)	(2)	(2)

Fees to Be Paid	Other	Units(3)	456(b) and 457(r)	(1)	(1)	(1)	(2)	(2)

Fees to Be Paid	Other	Warrants	456(b) and 457(r)	(1)	(1)	(1)	(2)	(2)

Fees Previously Paid	—	—	—	—	—	—	—	—

Carry Forward Securities

Carry Forward Securities	—	—	—	—	—	—	—	—	—	—	—	—

	Total Offering Amounts					—	—	—

	Total Fees Previously Paid							—

	Total Fee Offsets							—

	Net Fee Due							—

(1)

An indeterminate amount of the securities of each identified class is being registered as may from time to time be offered under this registration statement at indeterminate prices, along with an indeterminate number of securities that may be issued upon exercise, settlement, exchange or conversion of securities offered or sold under this registration statement. Separate consideration may or may not be received for securities that are issuable upon conversion, exercise or exchange of other securities.

(2)

In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended, the registrant is deferring payment of all registration fees and will pay the registration fees subsequently in advance or on a “pay-as-you-go” basis.

(3)

Units may be issued under a unit agreement and will represent an interest in one or more securities registered under this registration statement including shares of common stock or preferred stock, debt securities or warrants, in any combination, which may or may not be separable from one another.